Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-39865, 33-39866, 333-45971, 333-91967 and 333-113059) of Hector Communications Corporation of our report dated March 7, 2006 relating to the financial statements of Midwest Wireless Holdings L.L.C., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 28, 2006

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